AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN SIGA
         PHARMACEUTICALS, INC. AND DENNIS E. HRUBY DATED JANUARY 1, 1998

Paragraph 2 of the above Agreement shall be deleted in its entirety and replaced with the following:

The Corporation hereby employs Hruby and Hruby hereby accepts employment with the Corporation for the period beginning on the date of this Agreement and ending on December 31, 2000 (the "Initial Term"), or upon the earlier termination of the Term pursuant to Section 7. The foregoing notwithstanding, Corporation shall have the right to terminate Hruby's employment under this Agreement upon 90 days written notice and such termination will be treated as Termination with Cause pursuant to Section 8 of this Agreement. Corporation also agrees that the Term will not terminate prior to March 31, 2000. The termination of Hruby's employment under this Agreement shall end the Term but shall not terminate Hruby's or the Corporation's other agreements in this Agreement, except as otherwise provided in this Agreement.

AGREED AND ACCEPTED:

SIGA PHARMACEUTICALS, INC.


By:  /s/ Joshua D. Schein
     -------------------------
     Joshua D. Schein
Its: Chief Executive Officer

Date: 10/15/99


By:  /s/ Dennis E. Hruby
     -------------------------
     Dennis E. Hruby

Date: 10/18/99